Exhibit 32.2

CERTIFICATION BY CHIEF FINANCIAL OFFICER
Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant
To Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Butler International, Inc. (the “Registrant”) hereby certifies that to such officer’s knowledge the Registrant’s Annual Report on Form 10-K for the year ended December 25, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: October 8, 2007	By:	/s/ Mark Koscinski

Mark Koscinski Vice President and Controller, Acting Principal Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.
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